Exhibit 99.1

SIGMA DESIGNS, INC. REPORTS FOURTH QUARTER

AND FISCAL YEAR 2016 FINANCIAL RESULTS

Fremont, CA – Wednesday, March 23, 2016 — Sigma Designs, Inc. ® (NASDAQ: SIGM), a leading provider of intelligent system-on-chip (SoC) solutions for Connected Smart TV and Internet of Things (IoT) Devices, today reported financial results for its fourth quarter and fiscal year 2016, which ended January 30, 2016.

Financial Results

Net revenue for the fourth quarter of fiscal 2016 was $51.5 million, down $10.1 million, or 16.4%, from $61.6 million reported in the previous quarter, and down $3.3 million, or 6.0%, from $54.8 million reported for the same period in fiscal 2015.

GAAP gross margin in the fourth quarter of fiscal 2016 was 47.6%. This compares with GAAP gross margin of 50.0% in the previous quarter, and GAAP gross margin of 48.7% for the same period in fiscal 2015.

Non-GAAP gross margin in the fourth quarter of fiscal 2016 was 49.6%. This compares with a non-GAAP gross margin of 51.7% in the previous quarter, and non-GAAP gross margin of 50.8% for the same period in fiscal 2015.

GAAP operating expenses in the fourth quarter of fiscal 2016 were $29.7 million, compared with GAAP operating expenses of $29.3 million in the previous quarter, and GAAP operating expenses of $29.1 million for the same period in fiscal 2015.

Non-GAAP operating expenses in the fourth quarter of fiscal 2016 were $27.4 million, compared with non-GAAP operating expenses of $26.0 million in the previous quarter, and non-GAAP operating expenses of $26.1 million for the same period in fiscal 2015. The increase from the third quarter was mainly due to expenses associated with the purchase of Bretelon, Inc., on November 4, 2015.

GAAP operating loss in the fourth quarter of fiscal 2016 was ($5.2) million, compared with GAAP operating income of $1.5 million in the previous quarter, and a GAAP operating loss of ($2.3) million for the same period in fiscal 2015.

Non-GAAP operating loss in the fourth quarter of fiscal 2016 was ($1.9) million, compared with non-GAAP operating income of $5.8 million in the previous quarter, and non-GAAP operating income of $1.7 million for the same period in fiscal 2015.

GAAP net loss for the fourth quarter of fiscal 2016 was ($6.2) million, or ($0.17) per share. This compares with GAAP net income of $6.4 million, which included a one-time gain of approximately $7.6 million from the resolution of a lawsuit, or $0.17 per diluted share in the previous quarter, and a GAAP net loss of ($3.6) million, or ($0.10) per share, for the same period in fiscal 2015.

Non-GAAP net income for the fourth quarter of fiscal 2016 was $0.9 million, or $0.02 per diluted share. This compares with non-GAAP net income of $4.7 million, or $0.13 per diluted share, in the previous quarter, and non-GAAP net income of $1.5 million, or $0.04 per diluted share, for the same period in fiscal 2015.

Fiscal Year 2016 Financial Results

GAAP net revenue in fiscal 2016 was $227.3 million, an increase of $39.0 million, or 20.7%, from $188.3 million in the previous fiscal year.

Non-GAAP net revenue in fiscal 2016 was $226.2 million, an increase of $37.9 million, or 20.1%, from $188.3 million in the previous fiscal year.

GAAP gross margin in fiscal 2016 was 49.8%, compared with 50.6% in fiscal 2015.

Non-GAAP gross margin in fiscal 2016 was 51.4%, compared with 53.0% in fiscal 2015.

GAAP operating expenses in fiscal 2016 were $114.3 million, compared with $113.2 million in fiscal 2015.

Non-GAAP operating expenses in fiscal 2016 were $102.9 million, compared with $101.2 million in fiscal 2015.

GAAP operating loss was ($1.2) million in fiscal 2016, compared with an operating loss of ($17.9) million in fiscal 2015.

Non-GAAP operating income was $13.4 million in fiscal 2016, compared with an operating loss of ($1.3) million in fiscal 2015.

GAAP net income in fiscal 2016 was $0.2 million, or net income of $0.00 per diluted share. This compares with a GAAP net loss of ($21.7) million, or a net loss of ($0.63) per share, in fiscal 2015.

Non-GAAP net income in fiscal 2016 was $13.2 million, or net income of $0.36 per diluted share. This compares with a non-GAAP net loss of ($4.1) million, or a net loss of ($0.12) per share, in fiscal 2015.

The reconciliation between the GAAP and non-GAAP financial results for all referenced periods is provided in a table immediately following the GAAP financial tables below.

Management Comment

“Consistent with the guidance we provided in our last earnings call, we are reporting $51.5 million in revenue for the fourth quarter,” said Thinh Tran, President and CEO of Sigma Designs, Inc. “While our Smart TV Platforms showed the expected seasonal decline, we are confident that its underlying strength and design wins will drive our revenue growth in fiscal 2017. We also continue to build momentum in IoT Devices with our Z-Wave family, which showed some sequential growth in the fourth quarter.

“We are also pleased with our financial results for all of fiscal 2016. Our revenue grew more than 20% for the year, reaching a total of $227.3 million, with SmartTV and IoT Devices being the largest growth contributors. Supported by a blended non-GAAP gross margin of 51.4% for the year, our non-GAAP net income grew this year, reaching a total of $13.2 million, or 36 cents per diluted share. As we enter fiscal 2017, I am confident that we will see another year of revenue growth and profitability driven by our strong and differentiated products serving both established and new customers.”

Recent Highlights

●

We announced the industry’s first single chip frame rate converter that supports 4KTV with multiple HDR standards. This unique chip enables TV manufacturers using any SoC chipset to add full HDR support without changing their base TV platform.

●

We announced that the first single 4KTV SoC with Dolby Vision, a unique Sigma offering, has entered volume production, enabling the highest quality visual experience yet available for premium smart TV offerings.

●

We entered into a strategic partnership with QD Vision, the global leader in quantum dot display technology. This partnership will enable low cost LCD displays to effectively compete with OLED offerings.

●	We announced that our 500 series Z-Wave modules have been evaluated to UL standards for home security, enabling new applications for two-way security sensors and other devices.

●	We launched our Z-Wave S2 security framework, the most advanced security for smart home devices in the market today.

Investor Conference Call

The conference call relating to Sigma’s fourth quarter and fiscal 2016 financial results will take place following this announcement at 5:00 p.m. Eastern Time/2:00 p.m. Pacific Time today, March 23, 2016. Investors will have the opportunity to listen live to the conference call via the Internet through www.sigmadesigns.com/IR. To listen to the live call, please go to the website at least 10 minutes prior to the commencement of the call to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call via the Internet through www.sigmadesigns.com/IR. The audio replay will be available for one week after the call.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Sigma reports non-GAAP net income (loss), which excludes amortization of acquired intangibles, stock-based compensation, one-time legal fee expenses, settlement expenses, net gain on sale of and impairment of privately-held investments, restructuring charges, impairment of purchased IP, mask sets and design tools used in production, the reversal of previously accrued rebates and the one-time gain from the gain on sale of development project. The tax amounts included in Sigma’s non-GAAP results approximate its operating cash tax expense, similar to the liability reported on Sigma’s tax returns. In the GAAP to non-GAAP reconciliation at the end of this press release, we have disclosed the impact of these income tax adjustments in our calculation of our non-GAAP financial results.

Legislative and regulatory requirements encourage the use of and emphasis on GAAP financial metrics and require companies to explain why non-GAAP financial metrics are relevant to management and investors. Sigma believes that its non-GAAP measures provide useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations. Sigma also believes the non-GAAP measures provide useful supplemental information for investors to evaluate its operating results in the same manner as the research analysts that follow Sigma, all of whom present non-GAAP projections in their published reports. As such, the non-GAAP measures provided by Sigma facilitate a more direct comparison of its performance with the financial projections published by the analysts as well as its competitors, many of whom report financial results on a non-GAAP basis. The economic substance behind its decision to use such non-GAAP measures is that such measures approximate its controllable operating performance more closely than the most directly comparable GAAP financial measures. For example, Sigma’s management has no control over certain variables that have a major influence in the determination of stock-based compensation such as the volatility of its stock price and changing interest rates. Sigma believes that all of these excluded expenses may not accurately reflect the underlying performance of its continuing operations for the period in which they are incurred, even though some of these excluded items may be incurred and reflected in Sigma’s GAAP financial results in the foreseeable future. Our management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. However, we have presented such non-GAAP financial measures to provide investors with an additional tool to evaluate our operating results in a manner that focuses on what management believes to be our core, ongoing business operations.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including our confidence that the underlying strength and design wins of our Smart TV products will drive our revenue growth in fiscal 2017, our confidence that we will see another year of revenue growth and profitability driven by our strong and differentiated products serving both established and new customers and the anticipated benefits and features of our recently announced products. The forward-looking statements contained in this press release involve risks and uncertainties. Actual results may vary materially from expectations discussed in such forward-looking statements due to a number of factors including, but not limited to, the risk that, upon completion of further closing procedures and audit, the financial results for the fourth quarter and fiscal year 2016 are different than the results set forth in this press release, our ability to recognize revenue from design wins, general economic conditions, the ability to recognize the anticipated savings from our restructuring efforts, the rate of growth of Smart TVs, Internet of Things Devices, Set-top-Box and Media Connectivity, the ramp in demand from our Set-Top-Box, television and telecommunication customers, our ability to deploy and achieve market acceptance for our products, unanticipated costs and risks related to the integration of Bretelon and further development of Bretelon technology and the risk that such products will not gain widespread acceptance, or will be rendered obsolete, by product offerings of competitors or by alternative technologies, and other risks detailed from time to time in our filings with the Securities and Exchange Commission. In particular, see Sigma’s recent quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  We undertake no obligation to publicly release or otherwise disclose the result of any revision to these forward-looking statements that may be made as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Sigma Designs, Inc.

Sigma Designs, Inc. (NASDAQ: SIGM) designs and builds the essential semiconductor technologies that serve as the foundation for the world’s leading Connected Smart TV platforms and the IoT Devices. For more information about Sigma Designs, please visit www.sigmadesigns.com.

Sigma Designs, Secure Media Processor, and the Sigma Designs logo are either registered trademarks or trademarks of Sigma Designs, Inc. and its subsidiaries in the United States and other countries. All other trademarks mentioned herein are believed to be trademarks of their respective owners.

Investor Relations Contacts:

Jim Fanucchi

Darrow Associates, Inc.

(408) 404-5400

IR@sigmadesigns.com

Elias Nader, CFO and Corporate Secretary

Sigma Designs, Inc.

IR@sigmadesigns.com

SIGMA DESIGNS, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(GAAP)

(In thousands)

	January 30, 2016	January 31, 2015
Assets

Current Assets:
Cash and cash equivalents	$63,790	$83,502
Short-term marketable securities	4,805	6,347
Restricted cash	900	400
Accounts receivable, net	30,362	26,415
Inventory	26,709	20,445
Deferred tax assets	0	3,319
Prepaid expenses and other current assets	14,085	8,805
Total current assets	140,651	149,233

Long-term marketable securities	3,527	4,249
Software, equipment and leasehold improvements, net	14,086	21,594
Goodwill	11,068	-
Intangible assets, net	37,050	24,642
Deferred tax assets, net of current portion	911	687
Long-term investments, net of current portion	2,884	3,267
Other non-current assets	6,492	1,661

Total assets	$216,669	$205,333

Liabilities and Shareholders' Equity

Current Liabilities:
Accounts payable	$26,181	$21,207
Accrued compensation and related benefits	7,360	6,806
Accrued liabilities	14,632	22,894
Total current liabilities	48,173	50,907

Other long-term liabilities	15,691	11,136
Total liabilities	63,864	62,043

Shareholders’ equity	152,805	143,290

Total liabilities and shareholders' equity	$216,669	$205,333

SIGMA DESIGNS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(GAAP)

(In thousands, except per share data)

	Three months ended			Twelve months ended
	January 30, 2016	October 31, 2015	January 31, 2015	January 30, 2016	January 31, 2015

Net revenue	$51,450	$61,581	$54,846	$227,250	$188,313
Cost of revenue	26,949	30,794	28,126	114,090	92,967
Gross profit	24,501	30,787	26,720	113,160	95,346
Gross margin percent	47.6%	50.0%	48.7%	49.8%	50.6%

Operating expenses:
Research and development	19,030	17,339	17,324	68,784	67,482
Sales and marketing	5,937	5,875	5,806	22,877	22,290
General and administrative	4,771	5,314	5,247	20,862	19,641
Restructuring costs	-	-	(3)	9	999
Impairment of IP, mask sets and design tools	-	795	689	1,783	2,811
Total operating expenses	29,738	29,323	29,063	114,315	113,223

Income (loss) from operations	(5,237)	1,464	(2,343)	(1,155)	(17,877)
Gain on sale of development project	-	7,551	-	7,551	-
Interest and other income, net	132	37	661	953	1,169

Income (loss) before income taxes	(5,105)	9,052	(1,682)	7,349	(16,708)
Provision for income taxes	1,086	2,617	1,928	7,191	4,993

Net income (loss)	$(6,191)	$6,435	$(3,610)	$158	$(21,701)

Net income (loss) per share:
Basic	$(0.17)	$0.18	$(0.10)	$0.00	$(0.63)
Diluted	$(0.17)	$0.17	$(0.10)	$0.00	$(0.63)
Shares used in computing net income (loss) per share:
Basic	36,568	36,046	35,036	35,890	34,693
Diluted	36,568	36,785	35,036	36,669	34,693

SIGMA DESIGNS, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)

(Unaudited)

(In thousands, except per share data)

	Three months ended			Twelve months ended
	January 30, 2016	October 31, 2015	January 31, 2015	January 30, 2016	January 31, 2015

GAAP Net Revenue	$51,450	$61,581	$54,846	$227,250	$188,313
Items reconciling GAAP Revenue to Non-GAAP:
Reversal of rebate	-	-	-	(1,027)	-
GAAP to Non-GAAP adjustments	-	-	-	(1,027)	-
Non-GAAP Net Revenue	$51,450	$61,581	$54,846	$226,223	$188,313

GAAP Cost of Revenue	$26,949	$30,794	$28,126	$114,090	$92,967
Items reconciling GAAP Cost of Revenue to Non-GAAP:
Stock based compensation expense	(69)	(78)	(39)	(227)	(189)
Amortization of acquired intangibles	(965)	(965)	(1,062)	(3,960)	(4,281)
Restructuring costs	-	-	(15)	-	(66)
GAAP to Non-GAAP adjustments	(1,034)	(1,043)	(1,116)	(4,187)	(4,536)
Non-GAAP Cost of Revenue	$25,915	$29,751	$27,010	$109,903	$88,431

GAAP Gross Profit	$24,501	$30,787	$26,720	$113,160	$95,346
GAAP Gross Margin %	47.6%	50.0%	48.7%	49.8%	50.6%
Non-GAAP Gross Profit	$25,535	$31,830	$27,836	$116,320	$99,882
Non-GAAP Gross Margin %	49.6%	51.7%	50.8%	51.4%	53.0%

GAAP Operating Expenses	$29,738	$29,323	$29,063	$114,315	$113,223
Items reconciling GAAP Operating Expense to Non-GAAP:
Stock based compensation expense	(1,610)	(1,814)	(1,662)	(6,333)	(6,089)
Amortization of acquired intangibles	(648)	(318)	(346)	(1,627)	(1,383)
Impairment of IP, mask sets and design tools	-	(795)	(689)	(1,783)	(2,811)
Settlement expenses	-	-	-	-	(107)
One time legal fee expenses	(85)	(357)	(258)	(1,687)	(614)
Restructuring costs	-	-	3	(9)	(999)
GAAP to Non-GAAP adjustments	(2,343)	(3,284)	(2,952)	(11,439)	(12,003)
Non-GAAP Operating Expenses	$27,395	$26,039	$26,111	$102,876	$101,220

GAAP Other Income (Expense) and Tax	$(954)	$4,971	$(1,267)	$1,313	$(3,824)
Items reconciling GAAP Other Income (Expense) and Tax to Non-GAAP:
Impairment (gain on sale) of privately held instruments, net	251	-	4	(141)	602
Gain on sale of development project	-	(7,551)	-	(7,551)	-
Income tax adjustments	3,463	1,494	1,016	6,159	495
GAAP to Non-GAAP adjustments	3,714	(6,057)	1,020	(1,533)	1,097
Non-GAAP Other Income (Expense) and Tax	$2,760	$(1,086)	$(247)	$(220)	$(2,727)

Non-GAAP Net Income (Loss)	$900	$4,705	$1,478	$13,224	$(4,065)

Non-GAAP Net Income (Loss) per share:
Basic	$0.02	$0.13	$0.04	$0.37	$(0.12)
Diluted	$0.02	$0.13	$0.04	$0.36	$(0.12)
Shares used in computing Non-GAAP net income (loss) per share:
Basic	36,568	36,046	35,036	35,890	34,693
Diluted	36,995	36,785	35,036	36,669	34,693